Exhibit 99.1

From:    Brendan Conway (news media)
414-221-4444
brendan.conway@wecenergygroup.com

    Beth Straka (investment community)
414-221-4639
beth.straka@wecenergygroup.com

    August 3, 2021

WEC Energy Group reports second-quarter results

MILWAUKEE – WEC Energy Group (NYSE: WEC) today reported net income of $276.0 million, or 87 cents per share, for the second quarter of 2021 – up from $241.6 million, or 76 cents per share, for the second quarter last year.

For the first six months of 2021, the company recorded net income of $786.1 million, or $2.49 per share – up from $694.1 million, or $2.19 per share, in the corresponding period a year ago.

Consolidated revenues totaled $4.4 billion for the first six months of 2021, up $710.3 million from revenues for the first half of 2020.

“A recovering economy, continued gains in operating efficiency and warmer than normal June temperatures were major factors in our strong performance,” said Gale Klappa, executive chairman.

Retail deliveries of electricity – excluding the iron ore mine in Michigan’s Upper Peninsula – were up by 7.1 percent in the second quarter of 2021, compared to the second quarter last year.

Electricity consumption by small commercial and industrial customers was 10.4 percent higher during the second quarter of 2021. Electricity use by large commercial and industrial customers – excluding the iron ore mine – rose by 14.8 percent.

Residential electricity use declined by 3 percent.

On a weather-normal basis, retail deliveries of electricity during the second quarter of this year – excluding the iron ore mine – increased by 5.8 percent.

Exhibit 99.1
At the end of June, the company was serving approximately 4,000 more electric customers and 18,000 more natural gas customers than at the same time a year ago.

The company is raising its earnings guidance for 2021 to a range of $4.02 to $4.05 per share with an expectation of reaching the top end of the range. This assumes normal weather for the remainder of the year.

Earnings per share listed in this news release are on a fully diluted basis.

Conference call

A conference call is scheduled for 1 p.m. Central time, Tuesday, Aug. 3. The call will review 2021 second-quarter earnings and the company’s outlook for the future.

All interested parties, including stockholders, news media and the general public, are invited to listen. Access the call at 877-683-2228 up to 15 minutes before it begins. The number for international callers is 647-689-5446. The conference ID is 1743328.

Conference call access also is available at wecenergygroup.com. Under 'Webcasts,' select 'Q2 Earnings.' In conjunction with this earnings announcement, WEC Energy Group will post on its website a package of detailed financial information on its second-quarter performance. The materials will be available at 6:30 a.m. Central time, Tuesday, Aug. 3.

Replay

A replay will be available on the website and by phone. Access to the webcast replay will be available on the website about two hours after the call. Access to a phone replay also will be available approximately two hours after the call and remain accessible through Aug. 17, 2021. Domestic callers should dial 800-585-8367. International callers should dial 416-621-4642. The replay conference ID is 1743328.

WEC Energy Group (NYSE: WEC), based in Milwaukee, is one of the nation’s premier energy companies, serving 4.6 million customers in Wisconsin, Illinois, Michigan and Minnesota.

The company’s principal utilities are We Energies, Wisconsin Public Service, Peoples Gas, North Shore Gas, Michigan Gas Utilities, Minnesota Energy Resources and Upper Michigan Energy Resources. Another major subsidiary, We Power, designs, builds and owns electric generating plants. In addition, WEC Infrastructure LLC owns a growing fleet of renewable generation facilities in the Midwest.

WEC Energy Group (wecenergygroup.com) is a Fortune 500 company and a component of the S&P 500. The company has approximately 41,000 stockholders of record, 7,200 employees and more than $37 billion of assets.

Exhibit 99.1
Forward-looking statements

Certain statements contained in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based upon management’s current expectations and are subject to risks and uncertainties that could cause our actual results to differ materially from those contemplated in the statements. Readers are cautioned not to place undue reliance on these statements. Forward-looking statements include, among other things, statements concerning management’s expectations and projections regarding earnings, earnings growth rates and future results. In some cases, forward-looking statements may be identified by reference to a future period or periods or by the use of forward-looking terminology such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “guidance,” “intends,” “may,” “objectives,” “plans,” “possible,” “potential,” “projects,” “should,” “targets,” “will” or similar terms or variations of these terms.

Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements include, but are not limited to: general economic conditions, including business and competitive conditions in the company’s service territories; the extent, duration and impact of the COVID-19 pandemic or any future health pandemics; timing, resolution and impact of rate cases and other regulatory decisions; the company’s ability to continue to successfully integrate the operations of its subsidiaries; availability of the company’s generating facilities and/or distribution systems; unanticipated changes in fuel and purchased power costs; key personnel changes; varying, adverse or unusually severe weather conditions; continued industry restructuring and consolidation; continued advances in, and adoption of, new technologies that produce power or reduce power consumption; energy and environmental conservation efforts; the company’s ability to successfully acquire and/or dispose of assets and projects; cyber-security threats and data security breaches; construction risks; equity and bond market fluctuations; changes in the company’s and its subsidiaries’ ability to access the capital markets; changes in tax legislation or our ability to use certain tax benefits and carryforwards; the impact of legislative and regulatory changes, including changes to environmental standards and greenhouse gas regulations; political developments; current and future litigation and regulatory investigations, proceedings or inquiries; changes in accounting standards; the financial performance of American Transmission Company as well as projects in which the company’s energy infrastructure business invests; the ability of the company to obtain additional generating capacity at competitive prices; goodwill and its possible impairment; and other factors described under the heading “Factors Affecting Results, Liquidity and Capital Resources” in Management’s Discussion and Analysis of Financial Condition and Results of Operations and under the headings “Cautionary Statement Regarding Forward-Looking Information” and “Risk Factors” contained in the company’s Form 10-K for the year ended December 31, 2020, and in subsequent reports filed with the Securities and Exchange Commission. Except as may be required by law, the company expressly disclaims any obligation to publicly update or revise any forward-looking information.

Tables follow

Exhibit 99.1
WEC ENERGY GROUP, INC.

CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited)	Three Months Ended		Six Months Ended
	June 30		June 30
(in millions, except per share amounts)	2021	2020	2021	2020
Operating revenues	$1,676.2	$1,548.7	$4,367.6	$3,657.3

Operating expenses
Cost of sales	525.9	444.5	1,791.5	1,179.2
Other operation and maintenance	463.8	473.1	943.7	928.8
Depreciation and amortization	266.2	242.5	527.6	481.6
Property and revenue taxes	51.5	49.8	106.7	102.3
Total operating expenses	1,307.4	1,209.9	3,369.5	2,691.9

Operating income	368.8	338.8	998.1	965.4

Equity in earnings of transmission affiliates	41.3	52.9	83.9	92.7
Other income, net	39.7	28.6	72.5	34.2
Interest expense	120.0	124.4	239.5	253.8
Other expense	(39.0)	(42.9)	(83.1)	(126.9)

Income before income taxes	329.8	295.9	915.0	838.5
Income tax expense	54.1	53.8	129.0	143.8
Net income	275.7	242.1	786.0	694.7

Preferred stock dividends of subsidiary	0.3	0.3	0.6	0.6
Net (income) loss attributed to noncontrolling interests	0.6	(0.2)	0.7	—
Net income attributed to common shareholders	$276.0	$241.6	$786.1	$694.1

Earnings per share
Basic	$0.88	$0.77	$2.49	$2.20
Diluted	$0.87	$0.76	$2.49	$2.19

Weighted average common shares outstanding
Basic	315.4	315.4	315.4	315.4
Diluted	316.3	316.5	316.3	316.6

Dividends per share of common stock	$0.6775	$0.6325	$1.3550	$1.2650

Exhibit 99.1
WEC ENERGY GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (in millions, except share and per share amounts)	June 30, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$35.0	$24.8
Accounts receivable and unbilled revenues, net of reserves of $231.7 and $220.1, respectively	1,182.7	1,202.8
Materials, supplies, and inventories	452.7	528.6
Prepayments	283.7	263.4
Amounts recoverable from customers	213.6	20.0
Other	110.4	43.4
Current assets	2,278.1	2,083.0

Long-term assets
Property, plant, and equipment, net of accumulated depreciation and amortization of $9,625.3 and $9,364.7, respectively	26,266.4	25,707.4
Regulatory assets (June 30, 2021 includes $106.0 related to WEPCo Environmental Trust Finance I, LLC)	3,409.9	3,524.1
Equity investment in transmission affiliates	1,782.0	1,764.3
Goodwill	3,052.8	3,052.8
Other	1,005.7	896.5
Long-term assets	35,516.8	34,945.1
Total assets	$37,794.9	$37,028.1

Liabilities and Equity

Current liabilities
Short-term debt	$1,424.5	$1,776.9
Current portion of long-term debt (June 30, 2021 includes $4.1 related to WEPCo Environmental Trust Finance I, LLC)	493.6	785.8
Accounts payable	744.6	880.7
Other	711.2	704.7
Current liabilities	3,373.9	4,148.1

Long-term liabilities
Long-term debt (June 30, 2021 includes $111.1 related to WEPCo Environmental Trust Finance I, LLC)	12,695.7	11,728.1
Deferred income taxes	4,269.6	4,059.8
Deferred revenue, net	400.7	412.2
Regulatory liabilities	3,935.5	3,928.1
Environmental remediation liabilities	518.2	532.9
Pension and OPEB obligations	314.2	327.0
Other	1,256.7	1,229.4
Long-term liabilities	23,390.6	22,217.5

Commitments and contingencies

Common shareholders' equity
Common stock – $0.01 par value; 325,000,000 shares authorized; 315,434,531 shares outstanding	3.2	3.2
Additional paid in capital	4,144.1	4,143.7
Retained earnings	6,688.2	6,329.6
Accumulated other comprehensive loss	(4.6)	(6.8)
Common shareholders' equity	10,830.9	10,469.7

Preferred stock of subsidiary	30.4	30.4
Noncontrolling interests	169.1	162.4
Total liabilities and equity	$37,794.9	$37,028.1

Exhibit 99.1
WEC ENERGY GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)	Six Months Ended
	June 30
(in millions)	2021	2020
Operating activities
Net income	$786.0	$694.7
Reconciliation to cash provided by operating activities
Depreciation and amortization	527.6	481.6
Deferred income taxes and ITCs, net	164.4	143.5
Contributions and payments related to pension and OPEB plans	(7.6)	(6.6)
Equity income in transmission affiliates, net of distributions	(17.7)	(20.1)
Change in –
Accounts receivable and unbilled revenues, net	70.0	215.4
Materials, supplies, and inventories	75.9	82.1
Amounts recoverable from customers	(193.6)	6.8
Other current assets	(7.8)	55.7
Accounts payable	(119.3)	(188.3)
Other current liabilities	17.2	(67.2)
Other, net	(68.9)	(18.0)
Net cash provided by operating activities	1,226.2	1,379.6

Investing activities
Capital expenditures	(1,010.1)	(1,037.2)
Acquisition of Jayhawk Wind, LLC	(119.7)	—
Capital contributions to transmission affiliates	—	(9.0)
Proceeds from the sale of assets	20.8	2.1
Proceeds from the sale of investments held in rabbi trust	12.7	17.1
Other, net	21.7	20.8
Net cash used in investing activities	(1,074.6)	(1,006.2)

Financing activities
Exercise of stock options	4.0	20.3
Purchase of common stock	(11.3)	(50.3)
Dividends paid on common stock	(427.5)	(399.0)
Issuance of long-term debt	1,018.8	110.0
Retirement of long-term debt	(341.2)	(418.2)
Issuance of short-term loan	—	340.0
Repayment of short-term loan	(340.0)	—
Change in other short-term debt	(12.4)	40.7
Purchase of additional ownership interest in Upstream Wind Energy LLC from noncontrolling interest	—	(31.0)
Other, net	(14.9)	(5.8)
Net cash used in financing activities	(124.5)	(393.3)

Net change in cash, cash equivalents, and restricted cash	27.1	(19.9)
Cash, cash equivalents, and restricted cash at beginning of period	72.6	82.3
Cash, cash equivalents, and restricted cash at end of period	$99.7	$62.4